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                                                                  EXHIBIT T3A-26

                         CERTIFICATE OF INCORPORATION

                                      OF

                   SPECIALIZED MOBILE RADIO SERVICES, INC.

      The undersigned, in order to form a corporation under and pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

      FIRST:  The name of the corporation is SPECIALIZED MOBILE
RADIO SERVICES, INC.

      SECOND: The registered office of the corporation in the State of Delaware is located at 100 West 10th Street, in the City of Wilmington, County of New Castle. The name and address of its registered agent is The Corporation Trust Company, 100 West 10th Street, Wilmington, Delaware.

      THIRD: The name of the business to be conducted or promoted and the purposes of the corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

      FOURTH: The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000) shares of Common Stock without par value.

      FIFTH:  The Company is to have perpetual existence.

      SIXTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation, and for creating, defining, limiting and regulating the powers of the corporation, the directors and the stockholders
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or one or more classes of the stockholders:

            (1) Except as otherwise required by law, by the Certificate of Incorporation or by the by-laws of the corporation, as from time to time amended, the business of the corporation shall be managed by its board of directors, which shall have and may exercise all the powers of the corporation. The board of directors of the corporation is hereby specifically authorized and empowered from time to time in its discretion to determine the extent, if any, to which and the time and place at which, and the conditions under which any stockholder of the corporation may examine books and records of the corporation, other than the books and records now or hereafter required by statute to be kept open for inspection of stockholders of the corporation.

            (2) Any vote or votes authorizing liquidation of the corporation or proceedings for its dissolution may provide, subject to the rights of creditors and rights expressly provided for particular classes or series of stocks for the distribution pro rata among the stockholders of the corporation of the assets of the corporation, wholly or in part in kind, whether such assets be in cash or other property, and may authorize the board of directors of the corporation to determine the value of the different assets of the corporation for the purpose of such liquidation and may divide or authorize the board of directors of the corporation to divide such assets or any part thereof among the stockholders of the corporation, in such manner that every stockholder will receive a proportionate amount in value (determined as aforesaid) of cash or property of the corporation upon such liquidation or dissolution even though each stockholder may not receive a strictly proportionate part of each such asset.

            (3)  Elections of directors need not be by ballot.

      SEVENTH: The name and mailing address of the incorporator is as follows:

      NAME:                   MAILING ADDRESS:
      Jane N. Gallagher       Gaston Snow & Ely Bartlett
                              One Federal Street
                              Boston, MA   02110

      EIGHTH: The corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation in the manner now or hereafter prescribed by
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statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

      THE UNDERSIGNED, hereby declaring and certifying that the facts stated in this Certificate of Incorporation are true, hereunto sets her hand and seal this 4th day of March, 1982.

                                    /s/  Jane N. Gallagher
                                    Jane N. Gallagher
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                           CERTIFICATE OF AMENDMENT

                                      OF

                         CERTIFICATE OF INCORPORATION

                                      OF

                   SPECIALIZED MOBILE RADIO SERVICES, INC.

      SPECIALIZED MOBILE RADIO SERVICES, INC., a corporation organized and existing under and by virtue of the General
Corporation Law of the State of Delaware,

      DOES HEREBY CERTIFY:

      FIRST: That Article First of the Certificate of Incorporation be and it hereby is amended to read as follows:

      The name of the corporation is PAGING NETWORK COMMUNICATIONS, INC.

      SECOND: That the amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, said SPECIALIZED MOBILE RADIO SERVICES,
INC. has caused this certificate to be signed by George M. Perrin, President, this 25 day of May, 1984, and attested by Roger D.
Feldman, its Secretary.

                                SPECIALIZED MOBILE RADIO SERVICES, INC.


                                By: /s/ George M. Perrin
                                George M. Perrin, President


ATTEST:

/s/  Roger D. Feldman
Roger D. Feldman Secretary
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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                      OF

                     PAGING NETWORK COMMUNICATIONS, INC.

      PAGING NETWORK COMMUNICATIONS, INC. a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,
      DOES HEREBY CERTIFY:
      FIRST: That Article First of the Certificate of Incorporation be and it hereby is amended to read as follows:
      The name of the corporation is PAGING NETWORK OF MICHIGAN, INC.
      SECOND: That the amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
      IN WITNESS WHEREOF, said PAGING NETWORK COMMUNICATIONS, INC. has caused this certificate to be signed by George M. Perrin, President, this 28th day of June, 1985, and attested by Roger D. Feldman, its Secretary.

                    PAGING NETWORK COMMUNICATIONS, INC.
                    By /s/ George M. Perrin
                           George M. Perrin, President
ATTEST:



/s/ Roger D. Feldman
Roger D. Feldman, Secretary